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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement on Amendment No. 1 to Form S-3 of our report dated March 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Mark IV Industries, Inc. and subsidiaries, which reports are included in the Company's Annual Report on Form 10-K, as amended on Form 10-K/A. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.

                                          Coopers & Lybrand L.L.P

Rochester, New York

February 13, 1998